UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2010 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33600

Delaware	20-8819207
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)

(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Gregg Appliances, Inc. (the "Company"), a wholly-owned subsidiary of hhgregg, Inc., today completed a redemption of all of its outstanding 9% Senior Notes Due 2013 (the "Notes"). Pursuant to the terms of the Notes, the Company paid 102.25% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes redeemed to, but not including, March 30, 2010, for an aggregate redemption price of $3,483,086 in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: March 30, 2010	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer